Exhibit 10.40

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NUBURU, INC. SECURED PROMISSORY NOTE

Issue Date: November 13, 2023 Maturity Date: November 13, 2024	Purchase Price: $[ .00] Original Issue Discount: $[ .00] Principal Amount: $[ .00] Note No. N-[ ]

FOR VALUE RECEIVED, Nuburu, Inc., a Delaware corporation (the “Company”) promises to pay to [ ], or its registered assigns (“Investor”), in lawful money of the United States of America the principal amount, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest payable on this Secured Promissory Note (this “Note”) in accordance with the provisions hereof. All of the outstanding principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest of: (i) the closing a Credit Facility; (ii) a Sale Event; (iii) the Maturity Date; or (iv) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the several Notes issued pursuant to the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.
Interest.
(a)
Payment of Interest in Cash. (i) From the Issue Date until the date that occurs on the six-month anniversary of the Issue Date, this Note shall not accrue interest; (ii) if this Note has not yet been repaid, on and from the date that occurs one day after the six-month anniversary of the Issue Date, this Note shall accrue interest at a rate of the sum of the Secured Overnight Financing Rate (“SOFR”) plus nine percent (9%); and (iii) if this Note has not yet been repaid, on and from the date that occurs one day after the nine-month anniversary of the Issue Date, this Note shall accrue interest at a rate of the sum of the SOFR plus twelve percent (12%).
2.
Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the respective dates set forth in Section 1(a), as applicable, until payment in full of the outstanding principal, together with any then unpaid and accrued interest and other amounts payable hereunder, has been made. Interest hereunder shall be paid to the Person in whose name this Note is registered on the records of the Company regarding ownership and transfers of this Note (the “Note Register”).Security. The Note and the obligations hereunder will be secured with a continuing lien and security interest in and to the Collateral, as defined and provided in that certain Security Agreement, dated even date herewith, by and among the parties thereto (the “Security Agreement”).

3.
Seniority. Other than the series of Convertible Promissory Notes issued by the Company pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023, and that certain Senior Convertible Notes Exchange Agreement, dated even date herewith (the “Exchange Agreement”), no indebtedness for borrowed money of the Company or any subsidiary is or will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.
4.
Existence of Liens and Incurrence of Indebtedness.
(a)
The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.
(b)
The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (as defined in the Purchase Agreement) (other than (i) the Indebtedness evidenced by this Note and (ii) other Permitted Indebtedness).
5.
Payments.
(a)
Interest. Accrued interest on this Note shall be payable at the time of repayment, in cash, as set forth in Section 1(e) of the Purchase Agreement.
(b)
Optional Prepayment. The Company may prepay all or any portion of the principal amount of this Note, together with any then unpaid and accrued interest and other amounts payable hereunder to the date of prepayment, at any time, without premium or penalty, upon written notice to the Investor. Any notice of prepayment hereunder shall be delivered to the Investor in accordance with the notice provisions of the Purchase Agreement and shall state: (1) that the Company is exercising its right to prepay the Note and (2) the date of prepayment (the “Prepayment Date”) which shall not be more than three (3) Trading Days from the date of the written notice. On the date fixed for prepayment, the Company shall make payment of the amount contemplated in the Company’s written notice to the Investor. If the Company exercises its right to prepay the Note, the Company shall make payment to the Investor by wire transfer of immediately available funds.
(c)
Mandatory Prepayment. In the event of (i) a Sale Event, or (ii) a single issuance or a series of related issuances of debt or equity securities of the Company in an amount greater than

$10,000,000.00 (excluding issuances to employees and consultants for compensatory purposes, in connection with strategic transactions (other than those conducted solely for capital raising purposes), or pursuant to obligations existing as of the date hereof), the outstanding principal amount of this Note, together with any then unpaid and accrued interest and other amounts payable hereunder to the date of prepayment, shall be due and payable immediately prior to such event or occurrence.

6.
Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:
(a)
Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five business days of the Company’s receipt of written notice to the Company of such failure to pay;
(b)
Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents

(other than those specified in Section 6(a)) and such failure shall continue for ten business days after the Company’s receipt of written notice to the Company of such failure;
(c)
Representations and Warranties. Any representation or warranty made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall contain any untrue statement of a material fact or omit to state a material fact necessary to make such statement, in light of the circumstances under which they were made, not misleading;
(d)
Default on Indebtedness. The Company shall default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000 (or its foreign currency equivalent) in the aggregate of the Company, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity, or

(ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and, in each such case, such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days (or, in the case of clause (ii) above, within the greater of (x) 30 days or (y) the duration of any grace period or extension of time for payment applicable thereto);

(e)
Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;
(f)
Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement; or
(g)
Judgments. A final judgment or order for the payment of money in excess of five hundred thousand dollars ($500,000) (exclusive of amounts covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.
7.
Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 6(e) or 6(f)) and at any time thereafter during the continuance of such Event of Default, each Investor may, with the written consent of the Requisite Holders, Anson Investments Master Fund LP, a Cayman Islands limited partnership (“Anson Investments”) and Anson East Master Fund LP, a Cayman Islands exempted limited partnership (“Anson East” and together with Anson Investments, “Anson”) by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein or in the other Transaction Documents to the contrary. Upon the occurrence of any Event of Default described in Sections 6(e) or 6(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein or in the other Transaction Documents to the contrary. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, each Investor may, with the written consent of the Requisite Holders and Anson, exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.
8.
Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Credit Facility” means a loan facility in an aggregate principal amount of not less than

$20,000,000.00 which is secured by intellectual property of the Company. “Event of Default” has the meaning given in Section 6 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Notes” shall mean the series of secured promissory notes issued pursuant to the Purchase

Agreement.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the other Notes, (ii) Indebtedness evidenced by the Senior Convertible Notes issued by the Company pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023, and that Exchange Agreement (the “Senior Convertible Notes”) (iii) the Credit Facility and (iv) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (as defined in the Purchase Agreement), (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $2,000,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 6, and (viii) Liens of the lenders under the series of Senior Convertible Notes.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean the Note and Warrant Purchase Agreement, dated even date herewith (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) party thereto.

“Requisite Holders” means, for all purposes under the Purchase Agreement, Note, and Warrant, Investors holding more than sixty-five percent (65%) of the aggregate outstanding principal amount of the Notes.

“Sale Event” means any exchange, merger, consolidation, or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is converted into, or exchanged for, cash, securities or other property of another Person, or any sale, transfer, lease or conveyance to another person of all or a majority of the property and assets of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subordination Agreement” means that certain Intercreditor and Subordination Agreement, dated even date herewith, by and among the holders of the Senior Convertible Notes, the Investors, the Collateral Agents (as defined therein) and the Company.

“Transaction Documents” shall mean this Note, each of any other Notes, the Purchase Agreement, the Warrants, the Registration Rights Agreement (as defined in the Purchase Agreement), the Security Agreement, and the Subordination Agreement.

“Warrant” shall mean the warrant issued to Investor under the Purchase Agreement.

9.
Miscellaneous.
(a)
Successors and Assigns; Transfer of this Note.
(i)
Subject to the restrictions on transfer described in this Section 9(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(ii)
This Note may be assigned to other holders of other Notes in the series without the prior written consent of the Company or to any Affiliate (as defined in the Warrant) of the holder of this Note. With respect to any offer, sale or other disposition of this Note other than to other holders of other Notes, Investor shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate, instrument or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
(iii)
Subject to Section 9(a)(ii), transfers of this Note shall be recorded in the Note Register maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.
(iv)
Neither this Note nor any of the rights, interests or Obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Holders and Anson.
(b)
Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Requisite Holders and Anson; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.
(c)
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail (if to Investor) or otherwise delivered by hand, messenger or courier service addressed:
(i)
if to Investor, to Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or, until such holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of this Note for which the Company has contact information in its records; or
(ii)
if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 7442 S Tucson Way, Suite 130, Centennial, CO 80112, or at such other current address as the Company shall have furnished to Investor, with a copy (which shall not constitute notice) to Amy Bowler, Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, CO 80202, email: ABowler@hollandhart.com.

Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to any electronic mail address for Investor in the Company’s records, (ii) posting on an electronic network together with separate notice to Investor of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to Investor. This consent may be revoked by Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(d)
Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.
(e)
Payment. Payment shall be made in lawful tender of the United States.
(f)
Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
(g)
Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
(h)
Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.
(i)
Jurisdiction and Venue. Each of Investor and the Company hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Note. Each of Investor and the Company also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 9(c) or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.
(j)
Waiver of Jury Trial. BY ACCEPTANCE OF THIS NOTE, INVESTOR HEREBY AGREES AND THE COMPANY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS.
(k)
Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W-9 or appropriate version of IRS Form W-8, as applicable, from each beneficial owner of the Note. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.

(l)
Equal Treatment of Investors. No consideration (including any modification of this Note) shall be offered or paid to any Person (as such term is defined in the Purchase Agreement) to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered to each Investor. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to thse purchase or disposition of the Notes or otherwise.

(signature page follows)

The Company has caused this Note to be issued as of the date first written above.

NUBURU, INC.,

a Delaware corporation

By:

Name: Brian Knaley

Title: Chief Executive Officer

30832243_v9